Exhibit 7








                                    AGREEMENT

                  AGREEMENT, dated as of April 22, 1999, among Karl Steiner Holding AG ("Steiner"), EBS Holding AG ("EBS"), PSW Holding AG ("PSW"), EBSPSW Holding AG ("EBSPSW") and The Turner Corporation ("Turner").

                               W I T N E S S E T H:

         WHEREAS, Steiner and Turner have entered into an Agreement Regarding Security Holder's Rights, Obligations and Options dated July 20, 1992 (the "Options Agreement"); and

         WHEREAS, Steiner desires to transfer to EBS and PSW, and simultaneously therewith EBS and PSW desire to transfer to EBSPSW, 9,000 shares of Series C 8 1/2% Convertible Preference Stock of Turner ("Series C Stock"), 6,000 shares of Series D 8 1/2% Convertible Preference Stock of Turner ("Series D Stock") and 30,750 shares of Common Stock of Turner ("Common Stock" and, together with the Series C and the Series D Stock, the "Stock"); and

         WHEREAS, in connection with the transfer of the Stock, Steiner desires to assign its rights and obligations under the Options Agreement to EBSPSW; and

         WHEREAS, Turner is willing to consent to the foregoing.

         NOW THEREFORE, the parties hereto hereby agree as follows.

         1. Steiner hereby assigns and transfers unto EBSPSW its entire right, title and interest in, to, under and by virtue of the Options Agreement.

         2. EBSPSW hereby accepts such assignment and, anything in Section 7(d) of the Options Agreement to the contrary notwithstanding, assumes and agrees to perform and discharge all obligations of Steiner under and by virtue of the Options Agreement, to the same extent as if EBSPSW were a party to such agreement as originally executed.

         3. Turner  hereby  consents to the  foregoing  assignment  and releases
Steiner  from  any  further  obligations  under  or by  virtue  of  the  Options
Agreement.


                               Page 14 of 20 Pages

         4. Turner further consents to the transfer of the Stock from Steiner to EBS and PSW and from EBS and PSW to EBSPSW, notwithstanding the requirements of the Options Agreement that the Series C Stock be exchanged for Series E 8 1/2% Convertible Preference Stock of Turner before any transfer thereof, and agrees that EBSPSW may continue to hold the Series C Stock in that form without exchanging it for Series E Stock. Any further transfer of the Series C Stock shall be subject to the requirements of the Options Agreement.

         5. Steiner, EBS, PSW and EBSPSW hereby agree that they will not exercise any right of first refusal that they may have under Paragraph 4 of the Options Agreement to purchase any shares of Common Stock that may be issued in connection with any redemption of Series B ESOP Convertible Preference Stock of Turner.

         6. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                        KARL STEINER HOLDING AG


                                        By:  /s/ Heinrich Baumann
                                           ----------------------------
                                            Name:  Heinrich Baumann
                                            Title: Chairman


                                        By:  /s/ Peter Steiner
                                           ----------------------------
                                            Name:  Peter Steiner
                                            Title: Vice Chairman

                                        EBS HOLDING AG


                                        By:  /s/ Heinrich Baumann
                                           ----------------------------
                                            Name:  Heinrich Baumann
                                            Title: President


                               Page 15 of 20 Pages

                                        PSW HOLDING AG


                                        By:  /s/ Peter Steiner
                                           ----------------------------
                                            Name:  Peter Steiner
                                            Title: President


                                        EBSPSW HOLDING AG


                                        By:  /s/ Heinrich Baumann
                                           ----------------------------
                                            Name:  Heinrich Baumann
                                            Title: Chairman


                                        By:  /s/ Peter Steiner
                                           ----------------------------
                                            Name:  Peter Steiner
                                            Title: Vice Chairman


                                        THE TURNER CORPORATION


                                        By:  /s/  Donald G. Sleeman
                                           ----------------------------
                                            Name:  Donald G. Sleeman
                                            Title: Senior Vice President and
                                                   Chief Financial Officer



                               Page 16 of 20 Pages